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                                   Exhibit 11

           Computation of Basic and Diluted Earnings Per Common Share.


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                                A. Schulman Inc.

           Computation of Basic and Diluted Earnings Per Common Share.

                                                                                  Year ended August 31,
                                                                      -------------------------------------------
                                                                         2002            2001            2000
                                                                      -----------     -----------     -----------
Net income                                                            $32,154,000     $12,692,000     $37,704,000
Dividends on preferred stock                                               53,000          53,000          53,000
                                                                      -----------     -----------     -----------
Net income applicable to
common stock                                                          $32,101,000     $12,639,000     $37,651,000
                                                                      -----------     -----------     -----------
Number of shares on which
basic earnings per share is
calculated:

Average outstanding during
     period                                                            29,296,435      29,184,605      30,224,433

Add - Incremental shares
     under stock compensation
     plans                                                                370,602          14,961            --
                                                                      -----------     -----------     -----------

Number of shares on which
diluted earnings per share
is calculated                                                          29,667,037      29,199,566      30,224,433
                                                                      -----------     -----------     -----------

Basic earnings per share                                              $      1.10     $      0.43     $      1.25

Diluted earnings per share                                            $      1.08     $      0.43     $      1.25
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